            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the references to us in this Registration Statement on Form
N-1A relating to Schroder Emerging Market Equity Fund, Schroder U.S. Small and
Mid Cap Opportunities Fund and Schroder Strategic Bond Fund, under the headings
"Disclosure of Portfolio Holdings" and "Independent Registered Public Accounting
Firm".

/s/ PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania
March 30, 2006